Exhibit 99.1
Charah Solutions, Inc. Reports First Quarter 2021 Results
$527 Million of New Business Awards in the First Quarter of 2021
New Awards Drive Growth in 2021 and Beyond
Company Closes on ERT Project and Mobilizes on New Job Awards
Louisville, KY – May 12, 2021 – Charah Solutions, Inc. (NYSE: CHRA) (“Charah Solutions” or the “Company,”), a leading provider of environmental services and byproduct sales to the power generation industry, today announced financial results for its first quarter ended March 31, 2021. Net loss attributable to common stockholders for the first quarter of 2021 was $3.5 million, or $0.12 per basic share, and net loss attributable to Charah Solutions, Inc. for the first quarter of 2021 was $1.3 million. Adjusted net loss attributable to common stockholders(1) and Adjusted loss per basic share(1) for the first quarter of 2021 were $2.7 million and $0.09, respectively, and Adjusted EBITDA(1) was $9.5 million.
Business Update
“I am very pleased with the start to our 2021 fiscal year. Building on our record year of $715 million of new awards in 2020, we have won an additional $527 million of new awards in 2021 to date, as we reported in March, and we remain laser-focused on converting additional new awards across our one-stop solution for remediation and compliance services, byproduct sales, fossil services and environmental risk transfer (“ERT”) services. We have successfully mobilized operations at Dominion Energy for the beneficial use of 8.1 million tons of reclaimed ponded coal ash and at the two long-term ash pond closure by removal projects at a major Southeastern utility. Both long-term projects have now begun to contribute to our revenue and earnings,” said Scott Sewell, President and Chief Executive Officer of Charah Solutions, Inc. “We also completed the acquisition of the Texas Municipal Power Agency's Gibbons Creek Steam Electric Station and Reservoir in Grimes County, Texas. As part of our ERT services, we will demolish the existing power plant and redevelop the property in an environmentally conscious manner that will expand economic activity and benefit the surrounding communities. We are very excited about the Gibbons Creek project and the opportunity to leverage our innovative ERT solutions further to meet the evolving and increasingly complex needs of our utility partners as they need to retire and decommission older or less economically viable generating assets while minimizing costs and maximizing the value of the assets and improving the environment.”
“In addition to our quarterly earnings report, today we also filed a shelf registration statement with the Securities and Exchange Commission (“SEC”) on behalf of our majority shareholder, Bernhard Capital Partners (“BCP”). We are registering the common stock held by BCP pursuant to an existing registration rights agreement between Charah Solutions and BCP,” continued Mr. Sewell.
“We are encouraged by our results for the first quarter as our revenues and earnings came in slightly ahead of our expectations. We remain focused on expanding our customer base and building out our project pipeline with the expected next wave of utility remediation announcements. Our record growth in new awards during 2020 and thus far in 2021 provides a strong underpinning as we continue working each day to capture the multi-billion dollar ash remediation and byproduct sales opportunities. I again want to thank our dedicated Charah Solutions employees who are working every day to deliver Service Above All to our customers,” concluded Mr. Sewell.
Summary of Financial Results

	Three Months Ended
	March 31,
(Unaudited, in thousands, except per share and margin data)	2021	2020
Revenue	$52,107	$51,277
Gross profit	5,585	4,895
Gross margin	10.7%	9.5%
Net loss attributable to Charah Solutions, Inc.	(1,287)	(14,250)
Net loss attributable to common stockholders	(3,501)	(14,361)
Loss per common share (basic / diluted) to common stockholders	$(0.12)	$(0.48)

Non-GAAP Financial Measures
Adjusted net loss attributable to common stockholders(1)	$(2,726)	$(8,583)
Adjusted loss per basic/diluted share(1)	$(0.09)	$(0.29)
Adjusted EBITDA(1)	9,520	1,438
Adjusted EBITDA margin(1)	18.3%	2.8%
(1)This is a non-GAAP financial measure; see explanation and reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure below.
Three Months Ended March 31, 2021 Results
Revenue increased $0.8 million, or 1.6%, for the three months ended March 31, 2021 to $52.1 million as compared to $51.3 million for the three months ended March 31, 2020, primarily driven by an increase of $7.5 million in remediation and compliance and fossil services revenue from the commencement of new project and time and materials work, partially offset by a decrease of $6.7 million in byproduct sales offerings due to lower plant production that we believe was due to lower demand as a result of the COVID-19 pandemic. Gross profit increased $0.7 million, or 14.1%, for the three months ended March 31, 2021 to $5.6 million as compared to $4.9 million for the three months ended March 31, 2020, primarily driven by an increase in remediation and compliance revenue from the commencement of new project work and increase in gross profit margin on byproduct sales, partially offset by the decrease in byproduct sales offerings. As a percentage of revenue, gross profit was 10.7% and 9.5% for the three months ended March 31, 2021 and 2020, respectively.
Net loss attributable to Charah Solutions, Inc. decreased $13.0 million, or 91.0%, for the three months ended March 31, 2021 to $1.3 million as compared to $14.3 million for the three months ended March 31, 2020. The decrease was primarily due to the absence of $8.6 million of expenses incurred as a result of the Company’s Amendment No. 3 to Credit Agreement of our existing Credit Facility during the three months ended March 31, 2020, a gain on a sales-type lease of $5.6 million recognized during the three months ended March 31, 2021, a decrease in general and administrative expenses resulting from reductions in staff and other cost-cutting measures implemented in April 2020 in response to the COVID-19 pandemic, gains and losses on sales of fixed assets and other operating income from ERT services of $0.5 million resulting from the commencement of operations at the Gibbons Creek ERT project, and the previously mentioned increase in gross profit. These changes were partially offset by the absence of income from discontinued operations, net of tax of $3.0 million during the three months ended March 31, 2021 due to the Company's sale of its Allied subsidiary in November 2020, an increase in transaction-related expenses and other items of $0.8 million and other operating expenses from ERT services of $0.3 million during the three months ended March 31, 2020.
    Adjusted EBITDA(1) increased $8.1 million, or 562.0%, to $9.5 million for the three months ended March 31, 2021 compared to $1.4 million for the three months ended March 31, 2020. The increase was primarily due to the previously mentioned gain on sales-type lease, decrease in general and administrative expenses and gains and losses on sales of fixed assets and other operating income from ERT services, partially offset by the previously mentioned absence of income from discontinued operations, net of tax.
Business Developments
New Business Awards
To date in 2021, we have won $527 million of new awards, including two long-term ash pond closure by removal projects at a major Southeastern utility; the acquisition of the Texas Municipal Power Agency's Gibbons Creek Steam Electric Station and Reservoir in Grimes County, Texas, as part of our ERT services; an ash marketing contract with a new customer in Nevada, and sales and operations contract extensions with Luminant. Approximately $26 million of this total was awarded since our fourth quarter and year-end 2020 earnings release in March. These 2021 awards, coupled with our record $715 million of new awards in 2020, will have a meaningful contribution in 2021 and beyond and position Charah Solutions well for growth in revenue, earnings and cash flow. We remain focused on expanding our customer base and converting our project pipeline with the expected next wave of utility remediation announcements. With the increasing emphasis at the federal and state levels on environmental remediation and the opportunities for expanding byproduct sales afforded by growth in demand for fly ash in concrete, we continue to see increasing opportunities for Charah Solutions' one-stop solution for remediation and compliance services, byproduct sales, fossil services and ERT services. Though the timing of future awards is difficult to determine, we believe these recent awards demonstrate we are well-positioned to benefit from the momentum for responsibly recycling and remediating coal ash and that we will capture a significant portion of this growing market opportunity.
ERT Services
In February 2021, we completed the acquisition of the Texas Municipal Power Agency's Gibbons Creek Steam Electric Station and Reservoir in Grimes County, Texas, and began remediation and redevelopment of the property. Through our subsidiary, Gibbons Creek Environmental Redevelopment Group, LLC (“GCERG”), we now own the 6,166-acre area, which includes the closed power station and adjacent property, the 3,500-acre reservoir, dam and spillway. GCERG plans to redevelop the property in an environmentally conscious manner that will expand economic activity and benefit the surrounding communities through job creation, promotion of industry, and support of the tax base, and to restore the property to a state that will enable it to be put to its best potential use. GCERG will be responsible for the shutdown and decommissioning of the coal power plant and all environmental remediation work for the site landfills and ash ponds. Potential redevelopment uses for the property include solar, battery, and energy storage options which utilize the existing transmission system, maximization of the reservoir’s potential, re-use of the vast rail system, and other industrial uses. We expect the Gibbons Creek project will continue to contribute positively to our 2021 results. We continue to evaluate opportunities to leverage our innovative ERT solutions further to meet the evolving and increasingly complex needs of our utility partners as they need to retire and decommission older or less economically viable generating assets while minimizing costs and maximizing the value of the assets and improving the environment.
Shelf Registration Filing
Our majority shareholder, Bernhard Capital Partners, recently notified Charah Solutions that, pursuant to the registration rights agreement with the Company, dated as of June 18, 2018, as amended by Amendment No. 1, dated March 16, 2020, it desires to have its common shares of Charah Solutions, Inc. registered for potential resale. On May 12, 2021, we filed a shelf registration statement on Form S-3 with the SEC. The shelf registration and related prospectus relate to the offer and sale of 15,455,921 shares of our common stock held by BCP affiliates.
The shelf registration statement has been filed with the SEC but has not yet been declared effective by the SEC. The securities being registered may not be sold, nor may offers to buy be accepted, until the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under its securities laws. Any offering of the securities covered under the shelf registration statements will be made solely by means of the prospectus included in the relevant registration statement and any applicable prospectus supplement issued with respect to any offering.

ESG Reporting
During the first quarter of 2021, we issued our first annual Environmental, Social and Governance (“ESG”) Report to showcase Charah Solutions’ significant leadership in fulfilling our ESG commitments and sustainably preserving our natural resources for the betterment of our planet, our communities, and our customers. We have been very pleased with the positive reception and response to our ESG Report. Charah Solutions is truly one of America's best examples of resource conservation and recovery through the beneficial recycling of coal ash, ash impoundment closure services, and the remediation and redevelopment of land for community and commercial use. Sustainability is a Charah Solutions core value, and our focus is on developing innovative solutions to complex environmental issues for the betterment of the planet. We believe reporting on sustainability is critical for our stakeholders' growing need for information, and we look forward to continuing to report on our progress toward our goals.
2021 Guidance
We provide mission-critical services to a diversified base of customers, a majority of whom are investment-grade regulated utilities that must continue to produce power through the current economic uncertainties. Though we are not currently seeing any significant disruptions to our business due to the critical nature of our customers’ operations, the COVID-19 pandemic and resulting potential for significant business disruptions beyond our control have created a high level of uncertainty, including but not limited to further uncertainties around demand-driven power generation. There are also timing uncertainties associated with the startup of recently announced customer awards, including ERT awards. As with our 2020 results, the impact of weather, including hurricanes, excessive rain or moderate temperatures, could adversely affect our results.
We are reaffirming our 2021 outlook, initially provided on March 24, 2021, as follows:
•Revenues of $260 million to $300 million
•Net loss attributable to Charah Solutions, Inc. of $5 million to $0 million
•Adjusted EBITDA(2) of $35 million to $40 million
•Adjusted free cash flow(2) of $33 million to $38 million
This guidance is based on our current expectations of no material worsening of the COVID-19 pandemic, specifically including, but not limited to, no material customer work stoppages, no significant employee absences, and no government-mandated quarantines. Any worsening of the COVID-19 pandemic could materially affect our 2021 outlook.
(2)The forward-looking measures of 2021 Adjusted EBITDA and Adjusted free cash flow are non-GAAP financial measures that cannot be reconciled to net loss attributable to Charah Solutions, Inc. and cash flows from operating activities, respectively, as the most directly comparable GAAP financial measure without unreasonable effort primarily because of the uncertainties involved in estimating forward-looking measures.
CONFERENCE CALL
Charah Solutions will host a conference call at 8:30 a.m. ET on Thursday, May 13, 2021 to discuss its first quarter 2021 financial results. Information contained within this press release will be referenced and should be considered in conjunction with the call.
To register to participate live on this conference call, please register at directeventreg.com using conference ID 5895303. A confirmation email will be sent after registering, including dial-in details and a unique code for entry. We recommend registering a day in advance or, at a minimum, 15 minutes before the scheduled start time of the call. Participants may also listen to the conference call via webcast by visiting the Investor Relations section of the Charah Solutions website at ir.charah.com.
A webcast replay will be available on the Investors section of the Charah Solutions website at ir.charah.com after 11:30 a.m. ET on Thursday, May 13, 2021. Also, an audio replay will be available for one week following the call and will be accessible by dialing (800) 585-8367 within the United States or (416) 621-4642 outside the United States. The replay ID is 5895303.
A supplementary presentation will also be available on the Investors section of the Charah Solutions website at ir.charah.com.
ABOUT CHARAH SOLUTIONS
With 30 years of experience, Charah Solutions, Inc. is a leading provider of environmental services and byproduct sales to the power generation industry. Based in Louisville, Kentucky, Charah Solutions assists utilities and independent power producers with all aspects to sustainably manage and recycle ash byproducts generated from the combustion of coal in the production of electricity. The Company also designs and implements solutions for ash pond management and closure, landfill construction, fly ash sales, and structural fill projects. Charah Solutions is the partner of choice for solving customers' most complex environmental challenges, and as an industry leader in quality, safety, and compliance, the Company is committed to reducing greenhouse gas emissions for a cleaner energy future. For more information, please visit, please visit www.charah.com.

Investor Contact
Roger Shannon, Chief Financial Officer and Treasurer
Charah Solutions, Inc.
ir@charah.com
(502) 245-1353

Media Contact
Tamara Davis
PriceWeber Marketing
media@charah.com
(270) 202-8516

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. See the Company’s Form 10-K for the fiscal year ended December 31, 2020 and other periodic reports as filed with the Securities and Exchange Commission for further information regarding risk factors.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA and Adjusted EBITDA margin are not financial measures determined in accordance with GAAP. Charah Solutions defines Adjusted EBITDA as net loss attributable to Charah Solutions, Inc. before income from discontinued operations, net of tax, loss on extinguishment of debt, impairment expense, interest expense, income taxes, depreciation and amortization, equity-based compensation and transaction-related expenses and other items. Adjusted EBITDA margin represents the ratio of Adjusted EBITDA to total revenue.
Management believes Adjusted EBITDA and Adjusted EBITDA margin are useful performance measures because they allow for an effective evaluation of our operating performance compared to our peers, without regard to our financing methods or capital structure. Management excludes the items listed above from net loss attributable to Charah Solutions, Inc. in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within Charah Solutions’ industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net loss attributable to Charah Solutions, Inc. determined according to GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Charah Solutions’ Adjusted EBITDA presentation should not be construed as an indication that the Company’s results will be unaffected by the items excluded from Adjusted EBITDA. Charah Solutions’ computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. Charah Solutions uses Adjusted EBITDA margin to measure the Company’s business's success in managing its cost base and improving profitability. A reconciliation between Adjusted EBITDA to net loss attributable to Charah Solutions, Inc., Charah Solutions’ most directly comparable financial measure calculated and presented in accordance with GAAP, along with a calculation of the Company’s Adjusted EBITDA margin is included in the supplemental financial data attached to this press release.
Adjusted net loss and Adjusted loss per basic/diluted share are not financial measures determined in accordance with GAAP. Charah Solutions defines Adjusted net loss as net loss attributable to common stockholders less, on a post-basis basis, income from discontinued operations, net of tax plus, on a post-tax basis, loss on extinguishment of debt, impairment expense and transaction-related expenses and other items. Management excludes the items listed above to provide a more meaningful comparison of the Company’s operating performance when compared to prior periods. Adjusted net loss and Adjusted loss per basic/diluted share should not be considered as an alternative to, or more meaningful than net loss attributable to common stockholders. or loss per basic/diluted share determined in accordance with GAAP. A reconciliation of Adjusted net loss and Adjusted loss per basic/diluted share to the most directly comparable financial measure calculated and presented in accordance with GAAP is provided in the supplemental financial data attached to this press release.

Adjusted free cash flow is not a financial measure determined in accordance with GAAP. We define Adjusted free cash flow as cash flows from operating activities and cash and restricted cash received from ERT transaction, less cash used for capital expenditures, net of proceeds. We include cash and restricted cash received from ERT transactions and exclude capital expenditures because we consider them to be a necessary component of our ongoing operations. We consider Adjusted free cash flow to be a measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for investing in our business and strengthening our balance sheet, but it is not intended to represent the amount of cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from this measure.
The Company uses non-GAAP measures internally as a key performance measure of the results of operations for purposes of evaluating performance. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP and should not be considered as an alternative to, or more meaningful than, net income or earnings per basic/diluted share (as determined in accordance with GAAP) as a measure of our operating results.

CHARAH SOLUTIONS, INC.
Condensed Consolidated Balance Sheets
(in thousands, except par value amounts)
(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash	$24,429	$24,787
Restricted cash	47,909	4,424
Trade accounts receivable, net	39,526	46,609
Receivable from affiliates	—	182
Contract assets	18,920	18,329
Inventory	6,790	5,917
Income tax receivable	29	260
Prepaid expenses and other current assets	6,020	5,287
Total current assets	143,623	105,795
Property and equipment, net	61,189	49,470
Goodwill	62,193	62,193
Intangible assets, net	64,648	61,426
Equity method investments	40	831
Other assets	6,969	1,245
Non-current assets held for sale	356	—
Total assets	$339,018	$280,960

Liabilities, mezzanine equity and stockholders’ equity
Current liabilities:
Accounts payable	15,137	15,613
Payables to affiliates	2	—
Contract liabilities	30,796	6,295
Capital lease obligations, current portion	2,483	2,199
Notes payable, current maturities	22,896	22,308
Asset retirement obligation, current portion	18,729	2,043
Accrued liabilities	15,961	34,937
Other current liabilities	815	935
Total current liabilities	106,819	84,330
Deferred tax liabilities	525	368
Contingent payments for acquisitions	1,950	1,950
Asset retirement obligation	35,383	3,116
Line of credit	19,085	12,003
Capital lease obligations, less current portion	4,487	4,485
Notes payable, less current maturities	120,811	124,969
Other liabilities	3,845	2,000
Total liabilities	292,905	233,221

Commitments and contingencies

Mezzanine equity
Series A Preferred Stock — $0.01 par value; 50 shares authorized, 26 shares issued and outstanding as of March 31, 2021 and December 31, 2020; aggregate liquidation preference of $29,719 and $28,783 as of March 31, 2021 and December 31, 2020, respectively	28,926	27,423

Stockholders’ equity
Retained losses	(90,152)	(88,865)
Common Stock — $0.01 par value; 200,000 shares authorized, 30,228 and 30,077 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	302	300
Additional paid-in capital	106,552	108,471
Total stockholders’ equity	16,702	19,906
Non-controlling interest	485	410
Total equity	17,187	20,316
Total liabilities, mezzanine equity and stockholders’ equity	$339,018	$280,960

CHARAH SOLUTIONS, INC.
Condensed Consolidated Statement of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$52,107	$51,277
Cost of sales	46,522	46,382
Gross profit	5,585	4,895
General and administrative expenses	9,432	10,668
Gain on sales-type lease	5,568	—
Gains and losses on sale of fixed assets and other operating income from ERT services	547	—
Other operating expenses from ERT services	290	—
Operating income (loss)	1,978	(5,773)
Interest expense, net	(3,235)	(2,859)
Loss on extinguishment of debt	—	(8,603)
Income from equity method investment	202	296
Loss from continuing operations before income taxes	(1,055)	(16,939)
Income tax expense	157	—
Net loss from continuing operations, net of tax	(1,212)	(16,939)
Income from discontinued operations, net of tax	—	3,043
Net loss	(1,212)	(13,896)
Less income attributable to non-controlling interest	75	354
Net loss attributable to Charah Solutions, Inc.	$(1,287)	$(14,250)

Amounts attributable to Charah Solutions, Inc.
Loss from continuing operations, net of tax and non-controlling interest	$(1,287)	$(17,293)
Deemed and imputed dividends on Series A Preferred Stock	(147)	—
Series A Preferred Stock dividends	(2,067)	(111)
Net loss from continuing operations attributable to common stockholders	(3,501)	(17,404)
Income from discontinued operations, net of tax	—	3,043
Net loss attributable to common stockholders	$(3,501)	$(14,361)

Net loss from continuing operations per common share:
Basic	$(0.12)	$(0.59)
Diluted	$(0.12)	$(0.59)

Net income from discontinued operations per common share:
Basic	$—	$0.10
Diluted	$—	$0.10

Net loss attributable to common stockholders per common share:
Basic	$(0.12)	$(0.48)
Diluted	$(0.12)	$(0.48)

Weighted-average shares outstanding used in income (loss) per common share:
Basic	30,113	29,644
Diluted	30,113	29,644

CHARAH SOLUTIONS, INC.
Condensed Consolidated Statement of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(1,212)	$(13,896)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,146	6,524
Loss on extinguishment of debt	—	8,603
Paid-in-kind interest on long-term debt	1,230	237
Amortization of debt issuance costs	165	—
Deferred income taxes	157	—
Gain on sales-type lease	(5,568)	—
(Gain) loss on sale of fixed assets	(644)	54
Income from equity method investment	(202)	(296)
Distributions received from equity investment	—	593
Non-cash share-based compensation	298	732
(Gain) loss on interest rate swap	(120)	64
Interest accreted on contingent payments for acquisition	—	57
Increase (decrease) in cash due to changes in:
Trade accounts receivable	9,297	(28,320)
Contract assets and liabilities	23,910	(6,672)
Inventory	(873)	2,724
Accounts payable	(475)	(6,379)
Asset retirement obligation	(1,637)	(2,143)
Other assets and liabilities	(16,406)	19,798
Net cash provided by (used in) operating activities	14,066	(18,320)

Cash flows from investing activities:
Proceeds from the sale of equipment	446	14
Purchases of property and equipment	(1,534)	(1,184)
Cash and restricted cash received from ERT transaction	34,900	—
Payments of working capital adjustment and other items for the sale of subsidiary	(7,321)	—
Distributions received from equity method investment	993	—
Net cash provided by (used in) investing activities	27,484	(1,170)

Cash flows from financing activities:
Proceeds from the line of credit	7,082	8,000
Proceeds from long-term debt	1,009	15,000
Principal payments on long-term debt	(5,975)	(5,095)
Payments of debt issuance costs	—	(935)
Principal payments on capital lease obligations	(536)	—
Taxes paid related to net settlement of shares	(3)	(14)
Net proceeds from issuance of convertible Series A Preferred Stock	—	24,509
Distributions to non-controlling interest	—	(578)
Net cash provided by financing activities	1,577	40,887
Net increase in cash, cash equivalents and restricted cash	43,127	21,397
Cash, cash equivalents and restricted cash, beginning of period	29,211	6,128
Cash, cash equivalents and restricted cash, end of period	$72,338	$27,525

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$2,002	$3,352
Cash (refunded) paid during the period for taxes	$(210)	$780

CHARAH SOLUTIONS, INC.
Non-GAAP Reconciliation: Net Loss Attributable to Charah Solutions, Inc. to Adjusted EBITDA
(in thousands)
(Unaudited)

We define Adjusted EBITDA as net loss attributable to Charah Solutions, Inc. before income from discontinued operations, net of tax, loss on extinguishment of debt, impairment expense, interest expense, net, income taxes, depreciation and amortization, equity-based compensation and transaction-related expenses and other items. Adjusted EBITDA margin represents the ratio of Adjusted EBITDA to total revenue. We believe Adjusted EBITDA and Adjusted EBITDA margin are useful performance measures because they allow for an effective evaluation of our operating performance compared to our peers, without regard to our financing methods or capital structure.
The following table presents a reconciliation of Adjusted EBITDA to net loss attributable to Charah Solutions, Inc., our most directly comparable financial measure calculated and presented in accordance with GAAP, along with our Adjusted EBITDA margin.

	Three Months Ended
	March 31,
	2021	2020
	(in thousands)
Net loss attributable to Charah Solutions, Inc.	$(1,287)	$(14,250)
Income from discontinued operations, net of tax	—	(3,043)
Interest expense, net(1)	3,235	2,859
Loss on extinguishment of debt	—	8,603
Income tax expense	157	—
Depreciation and amortization(1)	6,146	6,326
Equity-based compensation(1)	298	725
Transaction-related expenses and other items(1)(2)	971	218
Adjusted EBITDA	$9,520	$1,438
Adjusted EBITDA margin(3)	18.3%	2.8%
(1)Represents amounts for continuing operations only.
(2)Represents expenses associated with the Amendment to the Credit Facility and other miscellaneous items.
(3)Adjusted EBITDA margin is a non-GAAP financial measure that represents the ratio of Adjusted EBITDA to total revenue. We use Adjusted EBITDA margin to measure the success of our businesses in managing our cost base and improving profitability.

CHARAH SOLUTIONS, INC.
Non-GAAP Reconciliation: Net Loss Attributable to Common Stockholders to
Adjusted Net Loss Attributable to Common Stockholders and Adjusted Loss per Basic/Diluted Share
(in thousands, except per share data)
(Unaudited)

Adjusted net loss attributable to common stockholders and Adjusted loss per basic/diluted share are non-GAAP financial measures. We define Adjusted net loss attributable to common stockholders as net loss attributable to common stockholders less, on a post-tax basis, income from discontinued operations, net of tax and plus, on a post-tax basis, loss on extinguishment of debt, impairment expense and transaction-related expenses and other items. Adjusted loss per basic/diluted share is based on Adjusted net loss attributable to common stockholders.
The following represents a reconciliation of net loss attributable to common stockholders, our most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted net loss attributable to common stockholders and Adjusted loss per basic/diluted share.

	Three Months Ended
	March 31,
	2021	2020
Net loss attributable to common stockholders	$(3,501)	$(14,361)
Income from discontinued operations, net of tax	—	(3,043)
Income tax expense	157	—
Loss on extinguishment of debt	—	8,603
Transaction-related expenses and other items(1)(2)	971	218
Adjusted loss before income taxes attributable to common stockholders	$(2,373)	$(8,583)
Adjusted income tax expense(3)	353	—
Adjusted net loss attributable to common stockholders	$(2,726)	$(8,583)

Weighted-average shares outstanding used in loss per common share(4)
Basic	30,113	29,644
Diluted	30,113	29,644

Adjusted loss per basic share	$(0.09)	$(0.29)
Adjusted loss per diluted share	$(0.09)	$(0.29)
(1)Represents amounts for continuing operations only.
(2)Represents expenses associated with the Amendment to the Credit Facility and other miscellaneous items.
(3)Represents the effective tax rate of 14.9% and 0.0% for the three months ended March 31, 2021 and 2020, respectively, multiplied by adjusted loss before income taxes attributable to common stockholders.
(4)As a result of the adjusted net loss per share for the three months March 31, 2021 and 2020, the inclusion of all potentially dilutive shares would be anti-dilutive. Therefore, dilutive shares of 11,788 and 3,012 were excluded from the computation of the weighted-average shares for diluted net loss per share for the three months ended March 31, 2021 and 2020, respectively.

CHARAH SOLUTIONS, INC.
Non-GAAP Reconciliation: Cash Flows from Operating Activities to Adjusted Free Cash Flow
(in thousands)
(Unaudited)

We define Adjusted free cash flow as cash flows from operating activities and cash and restricted cash received from ERT transaction, less cash used for capital expenditures, net of proceeds. We include cash and restricted cash received from ERT transactions and exclude capital expenditures because we consider them to be a necessary component of our ongoing operations. We consider Adjusted free cash flow to be a measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for investing in our business and strengthening our balance sheet, but it is not intended to represent the amount of cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from this measure.
The following represents a reconciliation of net cash provided by (used in) operating activities, our most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted free cash flow. The presentation of Adjusted free cash flow is not meant to be considered in isolation or as an alternative to net cash provided by (used in) operating activities as a measure of liquidity.

	Three Months Ended
	March 31,
	2021	2020
Net cash provided by (used in) operating activities	$14,066	$(18,320)
Cash and restricted cash received from ERT transaction	34,900	—
Capital expenditures, net of proceeds:
Maintenance and growth(1)	(940)	(868)
Land improvements	(148)	—
Technology	—	(302)
Total capital expenditures	(1,088)	(1,170)
Adjusted free cash flow	$47,878	$(19,490)
(1)Proceeds of $446 and $14 were included in maintenance and growth capital expenditures for the three months ended March 31, 2021 and 2020, respectively.